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                                                                 Exhibit 4.1

                                CORBIN & WERTZ
              CERTIFIED PUBLIC ACCOUNTANTS        BUSINESS CONSULTANTS
                          AN ACCOUNTANCY CORPORATION



August 26, 1997


Office of the Chief Accountant
SECPS Letter File
Securities and Exchange Commission
Mail Stop 9-5
450 Fifth Street, N.W.
Washington, D.C. 20549

RE: Current Report on Form 8-K for Sound Source Interactive, Inc.



We have read Item 4 included in the current report on Form 8-K for Sound Source Interactive, Inc. (Commission File No. 0-28604) dated August 22, 1997, filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.




/s/ Corbin & Wertz
- ----------------------------------
CORBIN & WERTZ





CC: Mr. Ulrich Gottschling







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